Exhibit 10.3

UNCOMMITTED AND REVOLVING CREDIT LINE AGREEMENT
UNCOMMITTED AND REVOLVING CREDIT LINE AGREEMENT dated as of February 11, 2016 between THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., a Japanese banking corporation having its offices at 1251 Avenue of the Americas, New York, New York 10020 (the "BANK") and WESTROCK COMPANY, a corporation organized under the laws of Delaware, having its offices at 504 Thrasher Street, Norcross, GA 30071 (the "BORROWER"). The parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01. DEFINED TERMS. As used in this AGREEMENT, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):
"ADJUSTED LIBOR" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the BANK pursuant to the following formula:

LIBOR =	LIBOR
1.00 - EURODOLLAR RESERVE PERCENTAGE
"AFFILIATE" means as to any PERSON, any other PERSON which, directly or indirectly, is in control of, is controlled by, or is under common control with, such PERSON. For purposes of this definition, a PERSON shall be deemed to be "controlled by" a PERSON if such PERSON possesses, directly or indirectly, power either (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such PERSON or (ii) to direct or cause the direction of the management and policies of such PERSON whether by contract or otherwise.
"AGREEMENT" means this UNCOMMITTED AND REVOLVING CREDIT LINE AGREEMENT, together with all exhibits and schedules hereto, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein.
“ANTI-CORRPUTION LAWS” means all laws, rules, and regulations of any jurisdiction applicable to the BORROWER or any of its SUBSIDIARIES from time to time concerning or relating to bribery or corruption.
"APPLICABLE INTEREST RATE" means (a) with respect to each COST OF FUNDS LOAN, the sum of the COST OF FUNDS plus the MARGIN, and (b) with respect to each LIBOR LOAN, for each INTEREST PERIOD, the sum of ADJUSTED LIBOR plus the MARGIN.
''BUSINESS DAY'' means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close; provided that, when used in connection with a rate determination, borrowing or payment in respect of a LIBOR LOAN, the term "BUSINESS DAY" will also exclude any day on which banks in London, England are not open for dealings in deposits of U.S. DOLLAR in the London interbank market.
"CAPITAL STOCK" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, units or partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a PERSON the right to receive a share of the profits and losses of, or distribution of assets of, the issuing PERSON.
"CHANGE IN CONTROL" means, as applied to the BORROWER, that any PERSON or "Group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding (A) any employee benefit or stock ownership plans of the BORROWER, and (B) members of the Board of Directors and executive officers of the

BORROWER as of the date hereof, members of the immediate families of such members and executive officers, and family trusts and partnerships established by or for the benefit of any of the foregoing individuals) shall have acquired more than fifty percent (50%) of the combined voting power of all classes of common stock of the BORROWER, except that the BORROWER's purchase of its common stock outstanding on the date hereof which results in one or more of the BORROWER's shareholders of record as of the date hereof controlling more than fifty percent (50%) of the combined voting power of all classes of the common stock of the BORROWER shall not constitute an acquisition hereunder.
"CONSOLIDATED COMPANIES" means, collectively, the BORROWER, each GUARANTOR, all of the other RESTRICTED SUBSIDIARIES, each PERMITTED SECURITIZATION SUBSIDIARY and, to the extent required to be consolidated with the BORROWER under GAAP, any JOINT VENTURE.
"COST OF FUNDS" means the nominal annual rate of interest determined by the BANK from time to time as the cost to the BANK of obtaining funds in an amount sufficient to make an advance to the BORROWER, plus the cost to the BANK from time to time of making such advance to the BORROWER, including the cost to the BANK of any reserve and other regulatory requirements relating thereto, all of such costs being determined by the BANK in its sole and reasonable discretion.
"COST OF FUNDS LOAN'' means any LOAN bearing interest at a rate determined by reference to COST OF FUNDS.
''CREDIT LINE'' means a discretionary and uncommitted line of credit which the BANK establishes for the BORROWER pursuant to SECTION 2.01 hereof up to the amount referred to therein but the unused portion of which may be terminated in whole or reduced in part pursuant to SECTION 2.02 hereof. This CREDIT LINE shall not be construed as the commitment of the BANK to make any LOAN or extension of credit.
"DEFAULT" means any of the events specified in SECTION 7.01 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
"DISQUALIFIED INSTITUTION" means (a) certain banks, financial institutions and other institutional lenders or investors or any competitors of the BORROWER that, in each case, have been specified by name to the BANK by the BORROWER in writing prior to the date hereof (collectively, the "IDENTIFIED INSTITUTIONS") and (b) with respect to such IDENTIFIED INSTITUTIONS, PERSONS (such PERSONS, "KNOWN AFFILIATES") that are AFFILIATES of such IDENTIFIED INSTITUTIONS readily identifiable as such by the name of such PERSON, but excluding any PERSON that is a bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in loans, bonds or similar extensions of credit or securities in the ordinary course of business; provided that, upon reasonable notice to the BANK after the date hereof, the BORROWER shall be permitted to supplement in writing the list of PERSONS that are DISQUALIFIED INSTITUTIONS with the name of any PERSON that is or becomes a competitor of the BORROWER or a KNOWN AFFILIATE of one of the competitors of the BORROWER, which supplement shall be in the form of a list of names provided to the BANK and shall become effective upon delivery to the BANK, but which supplement shall not apply retroactively to disqualify any PERSONS that have previously acquired an interest in respect of the LOANS.
"DOLLARS", "U.S. DOLLARS", "US$", "USD", or "$" means the lawful currency of the United States of America.
"DRAWDOWN DATE" means, for each LOAN, the date on which the LOAN is made, as agreed by the BANK and the BORROWER in accordance with SECTION 2.03.
"EURODOLLAR RESERVE PERCENTAGE" means for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
"EVENT OF DEFAULT" means any of the events specified in SECTION 7.01.
"EXCLUDED TAX" means, with respect to any recipient of any payment to be made by or on account of any obligation of any LOAN PARTY under this AGREEMENT or any of the LOAN DOCUMENTS (each a "RECIPIENT"), (i) any TAX on the RECIPIENT's net income or profits (or franchise TAX or branch profits TAX), in each case (a) imposed by a jurisdiction as a result of the RECIPIENT being organized or having its principal office or applicable lending office in such jurisdiction or (b) that is an OTHER CONNECTION TAX, (ii) any U.S. federal withholding TAX imposed on amounts payable to the RECIPIENT pursuant to a law in effect on the date on which (A) the RECIPIENT acquired its interest in the LOAN or (B) the RECIPIENT designates a new lending office, except in each case to the extent that amounts with respect to such TAXES were payable under SECTION 8.09 either to such RECIPIENT's assignor immediately before such RECIPIENT acquired the applicable interest in a LOAN or such RECIPIENT immediately before it changed its lending office, (iii) any withholding TAXES attributable to a RECIPIENT's failure to comply with SECTION 8.16 and (iv) any TAX imposed under FATCA.
"FATCA" means Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the "CODE"), as of the date hereof (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future Treasury regulations or other official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the CODE (and any amended or successor version described above) and any intergovernmental agreements implementing the foregoing.
"FCPA" means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
"FINAL MATURITY DATE" means February 9, 2017.
"GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, as in effect from time to time.
"GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
''GUARANTEE'' means the guarantee executed by each GUARANTOR and required to be delivered by the BORROWER to the BANK pursuant to SECTION 3.01 hereof, in form and substance reasonably satisfactory to the BORROWER and the BANK, together with all exhibits and schedules thereto, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.
''GUARANTOR" means each of WestRock RKT Company, a Georgia corporation, and WestRock MWV, LLC, a Delaware limited liability company, until such PERSON is released from the GUARANTEE in accordance with SECTION 8.18 hereof.
"INDEBTEDNESS" means, with respect to any PERSON, without duplication, (i) all obligations of such PERSON for borrowed money and (ii) all obligations of such PERSON evidenced by bonds, debentures, notes or similar instruments; provided, however, that (A) in the case of the CONSOLIDATED COMPANIES, INDEBTEDNESS shall not include (I) intercorporate obligations solely among the CONSOLIDATED COMPANIES, (II) lease obligations pledged as collateral to secure industrial development bonds, (III) hedge adjustments resulting from terminated fair value interest rate derivatives, (IV) non-recourse installment notes issued in timber transactions in the ordinary course of business of the CONSOLIDATED COMPANIES, (V) guarantees of the debt of suppliers and vendors incurred in the ordinary course of business of the CONSOLIDATED COMPANIES to the extent that the obligations thereunder do not exceed, in the aggregate, $35,000,000, (VI) trade payables re-characterized as INDEBTEDNESS in accordance with GAAP under travel and expense reimbursement cards, procurement cards, supply chain finance and similar programs to the extent that the obligations thereunder are satisfied within 180 days of their incurrence under the applicable program, (VII) any obligations in respect of earn-outs, purchase price adjustments or similar acquisition consideration arrangements except to the extent such obligation is no longer contingent and appears as a liability on the balance sheet of the CONSOLIDATED COMPANIES in accordance with GAAP, (VIII) any industrial development bonds or similar instruments with respect to which both the debtor and the investor are CONSOLIDATED COMPANIES and (IX) obligations with respect to insurance policy loans to the extent offset by the assets of the applicable insurance policies, (B) the INDEBTEDNESS of any PERSON shall include the INDEBTEDNESS of any other entity that is not a CONSOLIDATED COMPANY (including any partnership in which such PERSON is a general partner) to the extent such PERSON is liable therefor as a result of such PERSON's ownership interest in or other relationship with such entity, except to the extent the terms of such INDEBTEDNESS expressly provide that such PERSON is not liable therefor and (C) with respect to any INDEBTEDNESS of any CONSOLIDATED COMPANY that is a partnership or JOINT VENTURE, the INDEBTEDNESS of such partnership or JOINT VENTURE shall be limited to the product of the OWNERSHIP SHARE of the BORROWER, any GUARANTOR or any other RESTRICTED SUBSIDIARIES in such partnership or JOINT VENTURE multiplied by the principal amount of such INDEBTEDNESS, unless a larger amount of such INDEBTEDNESS is recourse to the BORROWER, any GUARANTOR or any other RESTRICTED SUBSIDIARY (in which event such larger amount of such INDEBTEDNESS shall constitute INDEBTEDNESS).
"INDEMNIFIED TAX" means (a) any TAX, other than an EXCLUDED TAX, imposed on or with respect to any payment made by or on account of any obligation of any LOAN PARTY under any LOAN DOCUMENT and (b) to the extent not otherwise described in (a), any OTHER TAX.
"INTEREST PERIOD'' means, in relation to a LIBOR LOAN, successive periods of one (1) month, two (2) months, three (3) months or six (6) months (or any other period consented to by the BANK (such consent not to be unreasonably withheld, delayed or conditioned)), as the BORROWER may select, the first of which shall begin on the DRAWDOWN DATE and succeeding of which shall begin on the last day of the immediately preceding INTEREST PERIOD; provided that (i) any INTEREST PERIOD that would otherwise end on a day that is not a BUSINESS DAY shall end on the next succeeding BUSINESS DAY, unless such BUSINESS DAY falls in another calendar month, in which case such INTEREST PERIOD shall end on the next preceding BUSINESS DAY, (ii) where an INTEREST PERIOD begins on a day for which there is no numerically corresponding day in the calendar month in which the INTEREST PERIOD is to end, such INTEREST PERIOD shall end on the last day of such calendar month and (iii) no INTEREST PERIOD shall extend beyond the FINAL MATURITY DATE.
"JOINT VENTURE" means, with respect to any PERSON, any corporation or other entity (including limited liability companies, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, of which some but less than 100% of the total combined voting power of all classes of VOTING STOCK or other ownership interests, at the time as of which any determination is being made, is owned by such PERSON, either directly or indirectly through one or more SUBSIDIARIES of such PERSON.
"LIBOR" means, for any LIBOR LOAN for any INTEREST PERIOD therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Bloomberg LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in U.S. DOLLAR at approximately 11:00 a.m. (London time) two (2) LONDON BUSINESS DAYS prior to the first day of such INTEREST PERIOD for a term comparable to such INTEREST PERIOD. If for any reason such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the BANK in accordance with its customary practices, U.S. DOLLARS in an amount comparable to the principal amount of the LOAN then requested are being offered to leading banks at approximately 11:00 a.m. (London time) two (2) LONDON BUSINESS DAYS prior to the first day of such INTEREST PERIOD for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the INTEREST PERIOD selected. Notwithstanding the foregoing, in no event shall LIBOR be less than 0.00% per annum.
"LIBOR LOAN" means any LOAN bearing interest at a rate determined by reference to LIBOR.
"LOAN" has the meaning assigned to such term in SECTION 2.01.

"LOAN DOCUMENTS" means this AGREEMENT, the NOTE, the GUARANTEE and any other instrument, agreement, or other document executed and delivered in connection with any of the foregoing or supporting, securing or otherwise relating to the LOANS, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.
"LOAN MATURITY DATE" means, for each LOAN, the maturity date agreed by the BANK and the BORROWER in accordance with SECTION 2.03, provided that (i) the LOAN MATURITY DATE of a COST OF FUNDS LOAN may not be more than six (6) months after the DRAWDOWN DATE; (ii) if any LOAN MATURITY DATE would otherwise occur on a day which is not a BUSINESS DAY, such LOAN MATURITY DATE shall occur on the next succeeding BUSINESS DAY, provided that, if such extension would cause the LOAN MATURITY DATE applicable to a LIBOR LOAN to occur in the next succeeding calendar month, such LOAN MATURITY DATE shall occur on the next preceding BUSINESS DAY; and (iii) no LOAN MATURITY DATE may be later than the FINAL MATURITY DATE.
"LOAN PARTY" means the BORROWER and each GUARANTOR.
"LONDON BUSINESS DAY" means a day other than a day on which banks in London, England are not open for dealings in deposits of U.S. DOLLARS in the London interbank market.
"MARGIN" means 0.70% per annum.
"MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities or financial condition of the BORROWER and its RESTRICTED SUBSIDIARIES taken as a whole; (b) a material impairment of the ability of the BORROWER and the GUARANTORS, taken as a whole, to perform their respective obligations under any LOAN DOCUMENT; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the BORROWER and the GUARANTORS, taken as a whole, of the LOAN DOCUMENTS.
"NOTE" has the meaning assigned to such term in SECTION 2.05.
"OFAC" means the Office of Foreign Assets Control of the United States Treasury Department.
"OTHER CONNECTION TAX" means, with respect to the BANK or any other recipient of any payment to be made by or on account of any obligation of a LOAN PARTY under any LOAN DOCUMENT, TAXES imposed as a result of any present or former connection between such recipient and the jurisdiction imposing such TAX (other than any connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced, this AGREEMENT).
"OWNERSHIP SHARE" means, with respect to any JOINT VENTURE, the BORROWER's, any GUARANTOR's or any other RESTRICTED SUBSIDIARY's relative equity ownership (calculated as a percentage) in such JOINT VENTURE determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such JOINT VENTURE.
"PERMITTED SECURITIZATION ENTITY" means a PERSON (other than a PERMITTED SECURITIZATION SUBSIDIARY, individual or GOVERNMENTAL AUTHORITY) that was established by a financial institution or AFFILIATE thereof to purchase or otherwise acquire assets for the principal purpose of securitization, and which purchase or acquisition of such assets is funded through the issuance of securities by such PERSON or by such PERSON incurring indebtedness; provided that a financial institution or AFFILIATE of a financial institution that purchases or acquires assets for the principal purpose of securitization shall also be considered a PERMITTED SECURITIZATION ENTITY.

"PERMITTED SECURITIZATION SUBSIDIARY" means any SUBSIDIARY of the BORROWER that (i) is directly or indirectly wholly-owned by the BORROWER, (ii) is formed and operated solely for purposes of a PERMITTED SECURITIZATION TRANSACTION, (iii) is formed to qualify as a "bankruptcy remote" entity, (iv) has organizational documents which limit the permitted activities of such PERMITTED SECURITIZATION SUBSIDIARY to the acquisition of SECURITIZATION ASSETS from the BORROWER or one or more of its SUBSIDIARIES, the securitization of such SECURITIZATION ASSETS and activities necessary or incidental to the foregoing, (v) if organized within the United States, is organized so as to meet S&P's requirements for special purpose entities engaged in the securitization of assets, (vi) if organized within Canada or any province or territory thereof, is organized so as to meet the requirements for special purpose entities engaged in the securitization of assets by any recognized rating agency operating in such jurisdiction and (vii) if organized outside the United States and Canada (and any province or territory thereof), is organized so as to meet the requirements for special purpose entities engaged in the securitization of assets by any recognized rating agency operating in such jurisdiction; provided that if no requirements for special purpose entities exist in such jurisdiction, the BORROWER shall certify to the BANK that no recognized rating agency is operating in such jurisdiction that customarily rates securitization transactions.
"PERMITTED SECURITIZATION TRANSACTION" means (a) the transfer by the BORROWER or one or more of its RESTRICTED SUBSIDIARIES of SECURITIZATION ASSETS to one or more (x) PERMITTED SECURITIZATION SUBSIDIARIES or (y) PERMITTED SECURITIZATION ENTITIES and, in each case, the related financing of such SECURITIZATION ASSETS; provided that, in each case, (i) such transaction is the subject of a favorable legal opinion as to the "true sale" of the applicable SECURITIZATION ASSETS under the laws of the applicable jurisdiction and (ii) such transaction is non-recourse to the BORROWER and its RESTRICTED SUBSIDIARIES under the laws of the applicable jurisdiction, except for STANDARD SECURITIZATION UNDERTAKINGS, (b) any credit facility backed or secured by RECEIVABLES or any other SECURITIZATION ASSETS of the CONSOLIDATED COMPANIES among one or more CONSOLIDATED COMPANIES and a financial institution, which credit facility is non-recourse to the BORROWER and its RESTRICTED SUBSIDIARIES under the laws of the applicable jurisdiction, except for STANDARD SECURITIZATION UNDERTAKINGS or (c) any other arrangement or agreement in respect of a "true sale" (or any similar concept in the applicable jurisdiction) of RECEIVABLES or any other SECURITIZATION ASSETS in accordance with the laws of the United States or any State thereof, Canada, any province or territory of Canada or other applicable jurisdiction.
"PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unlimited liability company, unincorporated association, joint venture or other entity or GOVERNMENTAL AUTHORITY.
"PROPERTY" means all types of real or personal property, including, without limitation, tangible, intangible or mixed property.
"PRO RATA CREDIT AGREEMENT" means the Credit Agreement dated as of July 1, 2015, by and among the BORROWER, certain subsidiaries of the BORROWER as borrowers and guarantors, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (as the same may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time).
"RESTRICTED SUBSIDIARY" means any SUBSIDIARY of the BORROWER other than any such SUBSIDIARY that is or shall become an UNRESTRICTED SUBSIDIARY as provided herein.
"S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Financial, Inc., or any successor or assignee of the business of such division in the business of rating securities.
"SANCTIONED ENTITY" means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government or (d) a PERSON resident in or determined to be resident in a country, that is subject to SANCTIONS.

"SANCTIONED PERSON" means (a) a person named on the list of Specially Designated Nationals maintained by OFAC, (b) any PERSON operating, organizing or resident in a SANCTIONED ENTITY or (c) any PERSON owned or controlled by any such PERSON or PERSON described in the foregoing clauses (a) or (b).
"SANCTIONS" means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the Canadian government or (c) the United Nations Security Council, the European Union or Her Majesty's Treasury of the United Kingdom.
"SECURITIZATION ASSETS" means any accounts receivable, notes receivable, rights to future lease payments or residuals (collectively, the "RECEIVABLES") owed to or owned by the BORROWER or any SUBSIDIARY (whether now existing or arising or acquired in the future), all collateral securing such RECEIVABLES, all contracts and contract rights, purchase orders, records, security interests, financing statements or other documentation in respect of such RECEIVABLES and all guarantees, letters of credit, insurance or other agreements or arrangements supporting or securing payment in respect of such RECEIVABLES, all lockboxes and collection accounts in respect of such RECEIVABLES (but only to the extent such lockboxes and collection accounts contain only amounts related to such RECEIVABLES subject to a PERMITTED SECURITIZATION TRANSACTION), all collections and proceeds of such RECEIVABLES and other assets which are of the type customarily granted or transferred in connection with securitization transactions involving receivables similar to such RECEIVABLES.
"STANDARD SECURITIZATION UNDERTAKINGS" means (i) any obligations and undertakings of the BORROWER or any RESTRICTED SUBSIDIARY on terms and conditions consistent with the sale treatment of SECURITIZATION ASSETS in a transaction that results in a legal "true sale" of SECURITIZATION ASSETS in accordance with the laws of the United States, Canada, any province or territory of Canada or other applicable jurisdiction and (ii) any obligations and undertakings of the BORROWER or any RESTRICTED SUBSIDIARY not inconsistent with the treatment of the transfer of SECURITIZATION ASSETS in a transaction as a legal "true sale" and otherwise consistent with customary securitization undertakings in accordance with the laws of the United States, Canada, any province or territory of Canada or other applicable jurisdiction; provided that STANDARD SECURITIZATION UNDERTAKINGS shall not include any guaranty or other obligation of the BORROWER and its RESTRICTED SUBSIDIARIES with respect to any SECURITIZATION ASSET that is not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy, creditworthiness or financial inability to pay of the applicable obligor with respect to such SECURITIZATION ASSET.
"SUBSIDIARY" means, with respect to any PERSON (the "parent") at any date, any corporation, limited liability company, partnership, association, or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled by the parent, or one or more subsidiaries of the parent, or by the parent and one or more subsidiaries of the parent.
"TAXES" means present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any governmental authority or by any political subdivision or taxing authority thereof or therein, including all interest, penalties and additions to tax with respect thereto.
"UNRESTRICTED SUBSIDIARY" means (i) any PERMITTED SECURITIZATION SUBSIDIARY, (ii) any JOINT VENTURE that is a SUBSIDIARY and (iii) any SUBSIDIARY which, at the option of the BORROWER, is designated in writing by the BORROWER as being an UNRESTRICTED SUBSIDIARY so long as such SUBSIDIARY has also been designated as an UNRESTRICTED SUBSIDIARY under, and in accordance with the terms of, the PRO RATA CREDIT AGREEMENT; provided that if the PRO RATA CREDIT AGREEMENT is no longer in effect, the BORROWER may designate a SUBSIDIARY as being an UNRESTRICTED SUBSIDIARY with the BANK's consent; provided further that the BORROWER may designate any such PERMITTED SECURITIZATION SUBSIDIARY or JOINT VENTURE as a RESTRICTED SUBSIDIARY in its discretion. The BORROWER may designate a

RESTRICTED SUBSIDIARY as an UNRESTRICTED SUBSIDIARY at any time so long as no DEFAULT or EVENT OF DEFAULT is in existence or would be caused by such designation.
"VOTING STOCK" means, with respect to any PERSON, CAPITAL STOCK issued by such PERSON the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such PERSON, even if the right so to vote has been suspended by the happening of such a contingency.
ARTICLE II
AMOUNT AND TERMS OF LOANS
SECTION 2.01.    REVOLVING CREDIT; UNCOMMITTED LINE. The BANK may, upon request from the BORROWER, in the BANK's sole and absolute discretion upon the terms and subject to the conditions hereinafter set forth, make one or more loans (each, a "LOAN") to the BORROWER from time to time during the period commencing on the date of this AGREEMENT and ending on (but excluding) the FINAL MATURITY DATE in an aggregate principal amount not to exceed at any time outstanding ONE HUNDRED MILLION DOLLARS (US$100,000,000.00), provided that such amount may be reduced pursuant to SECTION 2.02 hereof. Subject to the terms and conditions hereof, the BORROWER may borrow, repay in whole or in part, and reborrow on a revolving basis, up to the amount of the CREDIT LINE. THE BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT DOES NOT, AND WILL NOT, CONSTITUTE A COMMITMENT ON THE PART OF THE BANK TO MAKE ANY LOANS TO THE BORROWER AT ANY TIME OR FROM TIME TO TIME. ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, THE EXTENSION OF CREDIT TO THE BORROWER BY THE BANK SHALL BE IN THE BANK’S SOLE AND ABSOLUTE DISCRETION. THE BANK SHALL HAVE NO OBLIGATION TO (I) MAKE ANY LOAN UNDER THIS AGREEMENT AND MAY, IN ITS SOLE AND ABSOLUTE DISCRETION, MAKE OR REFUSE TO MAKE ANY LOAN REQUESTED HEREUNDER AND/OR (II) ACCEPT A REQUEST FOR A LOAN. The BORROWER acknowledges that any reference by the BANK, its officers, employees or agents, to the DOLLAR amount of credit “available” to the BORROWER either in the aggregate or pursuant to any particular LOAN shall not be construed as a binding commitment by the BANK to extend credit to the BORROWER in such amount.
SECTION 2.02.    REDUCTION AND TERMINATION OF CREDIT LINE. The BANK shall have the unrestricted right in its sole and absolute discretion, upon notice to the BORROWER, to immediately terminate in whole or reduce in part the unused portion of the CREDIT LINE.
SECTION 2.03.    NOTICE AND MANNER OF BORROWING. The BORROWER shall request each LOAN by notice and application (which may or may not be accepted by the BANK) to the BANK’s Loan Operations Department, Diana Peinado, by phone at (201) 413-8626 or via email at DPeinado@us.mufg.jp (or such other contact as the BANK may inform the BORROWER from time to time), which shall be received by the BANK not later than 1:00 p.m. (New York time) on the DRAWDOWN DATE of any COST OF FUNDS LOAN, or not later than 1:00 p.m. (New York time) on the day that is three (3) LONDON BUSINESS DAYS prior to the DRAWDOWN DATE of any LIBOR LOAN. Each notice shall be irrevocable and binding on the BORROWER and shall specify (i) the proposed DRAWDOWN DATE; (ii) the amount of the requested LOAN; (iii) whether the LOAN will be a COST OF FUNDS LOAN or a LIBOR LOAN; (iv) the LOAN MATURITY DATE (subject to the applicable limitations established in the definition of such term); (v) if the LOAN will be a LIBOR LOAN, the duration of the INTEREST PERIOD (subject to the limitations established in the definition of such term) applicable thereto; and (vi) the payment instructions with respect to which the LOAN shall be made to the BORROWER. The BANK will send written confirmation of the LOAN to the BORROWER at the email address listed in SECTION 8.06 hereof. The BORROWER will acknowledge the information shown in the confirmation by promptly returning it to the BANK via fax or email as specified above. Not later than 4:00 p.m. (New York time) on the DRAWDOWN DATE of the LOAN and upon fulfillment of the applicable conditions set forth in ARTICLE III hereof, the BANK will, subject to its sole and absolute discretion and subject to the provisions of SECTION 2.01 hereof, make the LOAN available to the BORROWER in immediately available funds by crediting the amount thereof in accordance with the BORROWER's written instructions as provided in the applicable notice to the BANK described above. All notices given under this SECTION 2.03 shall be irrevocable. The failure to give any confirmation referred to herein shall not release or diminish any of the BORROWER's obligations hereunder.
SECTION 2.04.    REPAYMENT OF PRINCIPAL; CALCULATION AND PAYMENT OF INTEREST.
(a)    The BORROWER agrees to pay interest to the BANK on the outstanding and unpaid principal amount of each LOAN at the APPLICABLE INTEREST RATE. Interest will be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each LOAN shall be due and payable on the LOAN MATURITY DATE or the date of any prepayment and, in the case of LIBOR LOANS, on the last day of each INTEREST PERIOD.
(b)    The BORROWER shall repay the entire principal amount of each LOAN, together with all interest accrued thereon as determined in accordance with SECTION 2.04(a), on the LOAN MATURITY DATE. If any LOANS are outstanding on the FINAL MATURITY DATE, the entire principal amount of each such LOAN, together with all interest accrued thereon as determined in accordance with SECTION 2.04(a), will be due and payable on the FINAL MATURITY DATE.
(c)    To the extent permitted by applicable law, any amount of principal of any LOAN and interest thereon which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest, payable on demand, at an interest rate per annum equal to 2% per annum above (x) with respect to the principal on any LIBOR LOAN, the ADJUSTED LIBOR and (y) with respect to the principal on any COST OF FUNDS LOAN, the COST OF FUNDS (or if no rate is applicable, whether in respect of interest, fees or other amounts, then at a rate 2% per annum above the rate of interest announced by the New York Branch of the BANK from time to time as the BANK's prime rate until paid in full).
SECTION 2.05.    NOTE. As additional evidence of the BORROWER's payment obligations hereunder, the BORROWER shall execute and deliver to the BANK pursuant to SECTION 3.01(1) a single grid promissory note (the "NOTE"), substantially in the form of EXHIBIT "A" attached hereto, setting forth the CREDIT LINE as the maximum principal amount thereof and dated as of the date of this AGREEMENT, and made payable to the BANK. The BORROWER hereby authorizes the BANK to record on a schedule attached to the NOTE (or any similar form designated by the BANK in its sole and absolute discretion from time to time, which may be maintained in its internal records and shown on a computer printout) the principal amount, APPLICABLE INTEREST RATE, the LOAN MATURITY DATE and other terms relevant to each LOAN, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided that the BANK's failure so to record shall not limit or otherwise affect the obligations of the BORROWER hereunder and under the NOTE to repay the principal of and interest on the LOANS. The BORROWER acknowledges that this CREDIT LINE is being established at the BORROWER’s request and for the BORROWER’S convenience. Accordingly, the BANK shall incur no liability whatsoever to the BORROWER or any other PERSON (i) in acting upon any telephone, telex, facsimile or letter request or other communication which the BANK believes in good faith to be duly authorized by the BORROWER; (ii) in acting in good faith by endorsing any grids attached to the NOTE; or (iii) in otherwise acting in good faith under this AGREEMENT, in each case except for willful misconduct or gross negligence.
SECTION 2.06.    FUNDING LOSS, INDEMNIFICATION; CAPITAL ADEQUACY AND OTHER CHARGES AND COSTS.
(a)    The BORROWER hereby agrees to indemnify and hold the BANK free and harmless from all losses, costs and expenses (including, without limitation, reasonable attorney fees and disbursements and any losses, costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the BANK to fund or maintain all or a portion of the outstanding principal amount of any LOAN hereunder) which the BANK may incur, to the extent not mitigated by the redeployment of deposits or other funds, as a result of (i) a default by the BORROWER in payment when due of the principal of or interest on a LOAN, (ii) the BORROWER's failure (other than due solely to a failure attributable to a default by the BANK) to make a borrowing or continuation with respect to a LOAN after making a request therefor, (iii) a prepayment (whether mandatory or otherwise, including but not limited to, acceleration pursuant to ARTICLE VII hereof) of any LOAN before a scheduled payment date for interest or principal or (iv) any DEFAULT or EVENT OF DEFAULT by the BORROWER under this AGREEMENT or any demand by the BANK for payment of any LOAN permitted hereunder or under the NOTE (but, in any event, excluding loss of anticipated profits). The BANK's computation of such amount or amounts shall be binding on the BORROWER absent manifest error.
(b)    If the BANK determines at any time that any applicable law or governmental rule, regulation, guideline or order concerning capital adequacy, liquidity, reserves or similar requirements, or any change in interpretation or administration thereof by any GOVERNMENTAL AUTHORITY (other than any EXCLUDED TAX or INDEMNIFIED TAX) will have the effect of increasing the cost to the BANK or the amount of capital or liquidity required or expected to be maintained by the BANK as a result of the making or continuance of the LOANS, then the BORROWER agrees to pay to the BANK, upon its written demand therefor, such additional amounts as shall be required to compensate the BANK for such increased costs. The BANK, upon determining that any additional amounts will be payable to the BANK pursuant to this paragraph, will give prompt written notice thereof to the BORROWER, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the obligations of the BORROWER to pay additional amounts pursuant to this paragraph. The BANK's computation of such amount or amounts shall be binding on the BORROWER absent manifest error.
(c)    If any present or future applicable law, rule or regulation or any change therein or in the interpretation or administration thereof by any GOVERNMENTAL AUTHORITY charged with the interpretation or administration thereof or compliance by the BANK with any request or directive of any such GOVERNMENTAL AUTHORITY, whether or not having the force of law (other than any EXCLUDED TAX or INDEMNIFIED TAX), results in an increase of the cost to the BANK of making, renewing or maintaining any LOAN, or reduce the amount of any sum receivable by the BANK under any LOAN, in the reasonable judgment of the BANK, then, upon demand by the BANK, the BORROWER agrees to pay to the BANK such additional amount or amounts as would compensate the BANK for such increased cost or reduction. The BANK's computation of such amount or amounts shall be binding on the BORROWER absent manifest error.
(d)    For the avoidance of doubt, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed a change in law regardless of the date enacted, adopted, issued, promulgated, or implemented. A certificate submitted by the BANK to the BORROWER setting forth in reasonable detail the BANK’S method for calculating any such loss, cost or expense shall be conclusive absent manifest error.
SECTION 2.07.    METHOD OF PAYMENT. The BORROWER shall make each payment of principal of and interest on the LOANS, in lawful money of the United States in immediately available funds, not later than 3:00 p.m. (New York time) on the date when such payment is due, to the BANK's account at Payment via Fed Wire to: THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., ABA No.:  0260-0963-2, A/C#: 97770191, Attention: Loan operations Dept., Reference: WestRock Company or to such other location or in such other manner as the BANK may notify the BORROWER in writing. The BORROWER hereby authorizes the BANK, if and to the extent payment is not made when due under this AGREEMENT or under the NOTE, to charge from time to time against any account of the BORROWER with the BANK any amount so due. The BORROWER may, with the BANK's prior consent, and on not less than five days' notice, prepay the principal and interest of any LOAN in whole or in part, but only on condition that the prepayment is accompanied by payment of amounts (if any) due under SECTION 2.06(a).

SECTION 2.08.    PAYMENTS ON NON-BUSINESS DAYS. Whenever payment shall fall due on a day which is not a BUSINESS DAY, payment shall be made on the next succeeding BUSINESS DAY, unless such BUSINESS DAY falls in the following calendar month, in which case payment shall be due on the next preceding BUSINESS DAY.

ARTICLE III
CONDITIONS PRECEDENT
SECTION 3.01.    CONDITIONS PRECEDENT TO INITIAL AND ALL LOANS. The BANK may in its sole and absolute discretion make LOANS available to the BORROWER, subject to the conditions precedent that, on or before the day of the initial LOAN, the BANK shall have received all of the following, each of which shall be in form and substance satisfactory to the BANK:
(1)    AGREEMENT AND NOTE. This AGREEMENT and the NOTE, each duly executed by the BORROWER;
(2)    EVIDENCE OF ALL CORPORATE ACTION BY THE BORROWER. A certified copy of the unanimous written consent of the Board of Directors of the BORROWER or a certified copy of the resolutions duly adopted by the Board of Directors of the BORROWER, in either case authorizing the execution, delivery and performance of this AGREEMENT, the NOTE, and any other documents to be delivered pursuant to this AGREEMENT;
(3)INCUMBENCY AND SIGNATURE CERTIFICATE OF THE BORROWER. A certificate of the President or Vice President (or other appropriate officer) of the BORROWER certifying the names and true signatures of the officers of the BORROWER authorized, pursuant to the Board of Directors' resolutions referred to in paragraph (2) above, to sign this AGREEMENT, the NOTE, and any other documents to be delivered by the BORROWER pursuant to this AGREEMENT;
(4)GUARANTEE. A GUARANTEE duly executed by each GUARANTOR; and
(5)EVIDENCE OF ALL CORPORATE ACTION BY THE GUARANTORS. A certified copy of the unanimous written consent of the Board of Directors (or other governing body) of each GUARANTOR or a certified copy of the resolutions duly adopted by the Board of Directors (or other governing body) of each GUARANTOR, in either case authorizing the execution, delivery and performance of the GUARANTEE.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
The BORROWER hereby represents and warrants to the BANK as follows at each time it makes an application for a LOAN:
SECTION 4.01.    DUE INCORPORATION; GOOD STANDING. The BORROWER is a corporation, duly organized and validly existing under the laws of the state of its incorporation, and is duly qualified as a foreign corporation and in good standing in every jurisdiction in which the BORROWER is doing business, except where the failure to be so qualified or in good standing is not reasonably likely, in the aggregate, to have a MATERIAL ADVERSE EFFECT.
SECTION 4.02.    CORPORATE POWER; AUTHORIZATION. The execution and delivery of this AGREEMENT, the NOTE and each other LOAN DOCUMENT to which it is a party and the performance of its obligations hereunder and thereunder are within the BORROWER's corporate powers, have been duly authorized, and will not contravene or conflict with (a) its charter or by-laws (or such other organizational and governing documents as may be applicable) or (b) any material agreement, material instrument or material document to which the BORROWER is a party or by which the BORROWER or any of its PROPERTY is bound or affected, except with respect to any contravention or conflict referred to in clause (b), to the extent such contravention or breach would not reasonably be likely to have a MATERIAL ADVERSE EFFECT.
SECTION 4.03.    GOVERNMENT ACTION. No approval, consent, exemption or other action by, or notice to or filing with, any GOVERNMENTAL AUTHORITY is necessary in connection with the execution, delivery, performance or enforcement of this AGREEMENT, the NOTE or any other LOAN DOCUMENT, except as may have been obtained and certified copies of which have been delivered to the BANK and except those approvals, consents, exemptions, actions, notices or filings the failure of which to obtain or make would not reasonably be likely to have a MATERIAL ADVERSE EFFECT.
SECTION 4.04.    NO LEGAL BAR. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or GOVERNMENTAL AUTHORITY binding on the BORROWER which would be contravened by the execution, delivery, performance or enforcement of this AGREEMENT, the NOTE or any other LOAN DOCUMENT, except to the extent such contravention would not reasonably be likely to have a MATERIAL ADVERSE EFFECT.
SECTION 4.05.    ENFORCEABLE OBLIGATION. This AGREEMENT is a legal, valid and binding agreement of the BORROWER, enforceable against the BORROWER in accordance with its terms, and the NOTE and each other LOAN DOCUMENT to which the BORROWER is a party, when executed and delivered (and as endorsed from time to time), will be similarly legal, valid, binding and enforceable, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.
SECTION 4.06.    LITIGATION. Except as previously disclosed to the BANK in writing, there are no legal actions or other proceedings pending or, to the knowledge of any RESPONSIBLE OFFICER of the BORROWER, threatened against the BORROWER which, individually or in the aggregate, would reasonably be expected to have a MATERIAL ADVERSE EFFECT.
SECTION 4.07.    NO DEFAULT. No DEFAULT or EVENT OF DEFAULT has occurred and is continuing or would result from the borrowing of the LOAN for which the applicable application has been made.
SECTION 4.08.    COMPLIANCE WITH LAWS, ETC.
(a)    Each of the BORROWER and its SUBSIDIARIES is in compliance with all laws, regulations and orders of any GOVERNMENTAL AUTHORITY applicable to it or its material property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a MATERIAL ADVERSE EFFECT.
(b)    None of the BORROWER or any of its SUBSIDIARIES nor, to the knowledge of the BORROWER, any director, officer, employee or agent of the BORROWER or any of its SUBSIDIARIES has taken any action, directly or, to the knowledge of the BORROWER, indirectly, that would result in a violation by such persons of the FCPA or any other applicable anti-corruption law; and the BORROWER has instituted and maintains policies and procedures designed to ensure continued compliance therewith.
(c)    None of the BORROWER, any of its SUBSIDIARIES or any director, officer, employee, agent, or AFFILIATE of the BORROWER or any of its SUBSIDIARIES is a PERSON that is a SANCTIONED PERSON. None of the BORROWER nor any of its SUBSIDIARIES is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. The BORROWER (A) is not subject to SANCTIONS administered by OFAC or the U.S. Department of State or (B) to the best of its knowledge, does not engage in any dealings or transactions, and is not otherwise associated, with any PERSON subject to such SANCTIONS. None of the BORROWER nor any of its SUBSIDIARIES or, to the knowledge of the BORROWER, their respective AFFILIATES, directors, officers, employees or agents is in violation of any SANCTIONS. The proceeds of any LOAN will not be used and have not been used, in each case directly by the BORROWER or any of its SUBSIDIARIES or, to the knowledge of the BORROWER, indirectly by any other PERSON, to fund any operations in, finance any investments or activities in or make any payments to, a SANCTIONED PERSON or a SANCTIONED ENTITY.
SECTION 4.09.    NO MISREPRESENTATION. Neither this AGREEMENT, nor any other LOAN DOCUMENT, nor any certificate, written notice, written report, financial statement or document furnished to date or to be furnished by the BORROWER in connection with the transactions contemplated hereby, taken as a whole, contains as of the date thereof any material misstatement of fact, or omits to state a material fact necessary to make the statements herein or therein contained, in light of the circumstances under which they were made, not misleading.
SECTION 4.10.    RANKING OF LOAN. The obligations and liabilities of the BORROWER under this AGREEMENT and the NOTE are unconditional and general obligations of the BORROWER and rank at least pari passu with all other present or future unsecured and unsubordinated indebtedness of the BORROWER.
ARTICLE V
AFFIRMATIVE COVENANTS
SECTION 5.01. COVENANTS. The BORROWER covenants and agrees that on the date hereof, and so long as this AGREEMENT is in effect and until no LOANS remain outstanding and all amounts owing hereunder or under any other LOAN DOCUMENT or in connection herewith or therewith (other than contingent indemnity obligations) have been paid in full, the BORROWER shall:

(a)	provide the BANK prompt written notice of the occurrence of any DEFAULT or EVENT OF DEFAULT;

(b)
maintain in effect and enforce policies and procedures designed to ensure compliance by the BORROWER, its SUBSIDIAIRES and their respective directors, officers, employees and agents with ANTI-CORRUPTION LAWS and applicable SANCTIONS; and

(c)	not request any LOAN and shall not use directly or, to its knowledge, indirectly, and shall procure that its SUBSIDIARIES and its or their respective directors, officers, employees and agents shall not use directly or, to its knowledge, indirectly, the proceeds of any LOAN (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any PERSON in violation of any ANTI-CORRUPTION LAWS, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any SANCTIONED PERSON, or in any SANCTIONED ENTITY, to the extent such activities, businesses or transaction would be prohibited by SANCTIONS if conducted by a corporation incorporated in the United States, or (iii) in any manner that would result in the violation of any SANCTIONS applicable to any party hereto.
ARTICLE VI
NEGATIVE COVENANTS
[Intentionally deleted]
ARTICLE VII
EVENTS OF DEFAULT
SECTION 7.01.    EVENTS OF DEFAULT. The occurrence of any of the following events will constitute an EVENT OF DEFAULT under this AGREEMENT and the NOTE:
(1)    The BORROWER fails to pay any principal of any LOAN when and as the same becomes due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise.
(2)    The BORROWER fails to pay any interest on any LOAN or any fee or any other amount (other than an amount referred to in SECTION 7.01(1)) payable under this AGREEMENT or any other LOAN DOCUMENT when and as the same shall become due and payable, and such failure continues unremedied for a period of ten (10) days.

(3)    Any representation or warranty made or deemed made by or on behalf of the BORROWER in or in connection with this AGREEMENT or any of the other LOAN DOCUMENTS, or in any amendment hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this AGREEMENT or any other LOAN DOCUMENT or any amendment hereof or thereof, proves to have been incorrect when made or deemed made in any material respect.
(4)    The BORROWER or any GUARANTOR (i) fails to pay its debts generally as they come due, (ii) conceals, removes or transfers any of its PROPERTY in violation or evasion of any bankruptcy, fraudulent conveyance or similar law, (iii) makes a general assignment for the benefit of its creditors, (iv) applies for or consents to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its PROPERTY, (v) files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors, (vi) is adjudicated a bankrupt or insolvent or (vii) takes any action for the purpose of effecting any of the foregoing.
(5)    An involuntary petition is filed under any bankruptcy, reorganization, insolvency, moratorium or similar statute against the BORROWER or any GUARANTOR or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any PROPERTY of the BORROWER or any GUARANTOR unless such petition or appointment is set aside or withdrawn or ceases to be in effect within 60 days from the date of said filing or appointment.
(6)    The BORROWER or any RESTRICTED SUBSIDIARY shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any INDEBTEDNESS (other than the BORROWER's or any GUARANTOR's obligations under the LOAN DOCUMENTS) exceeding U.S.$150,000,000 individually or in the aggregate.
(7)    The BORROWER, any GUARANTOR or any RESTRICTED SUBSIDIARY shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its INDEBTEDNESS (other than the LOAN DOCUMENTS) the principal amount of which exceeds U.S.$150,000,000 individually or in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such INDEBTEDNESS or any other PERSON to accelerate, the maturity of such INDEBTEDNESS; provided that this SECTION 7.01(7) shall not apply to (x) any secured INDEBTEDNESS that becomes due as a result of the voluntary sale, transfer or other disposition of the assets securing such INDEBTEDNESS so long as such INDEBTEDNESS is paid or (y) any INDEBTEDNESS that becomes due as a result of a voluntary refinancing thereof.
(8)    The BORROWER fails to observe or perform any covenant, condition or agreement contained in this AGREEMENT or the NOTE (and not described in SECTIONS 7.01(1) or (2)) and such failure is not remediable or, if remediable, continues unremedied for a period of 30 days after the earlier of (x) the date the BORROWER becomes aware thereof or (y) the date the BANK gives notice to the BORROWER with respect thereto.
(9)    The GUARANTEE or any provision thereof shall cease to be in full force and effect or any GUARANTOR or any PERSON acting by or on behalf of any GUARANTOR shall deny or disaffirm any GUARANTOR's obligations under the GUARANTEE, except as expressly provided in SECTION 8.18 hereof.
(10)    A CHANGE IN CONTROL occurs.
SECTION 7.02.    REMEDIES. Upon the occurrence of any EVENT OF DEFAULT, the BANK may in its sole and absolute discretion declare the LOANS (with accrued interest thereon) and all other amounts owing under this AGREEMENT and/or the NOTE to be due and payable forthwith whereupon the same will immediately become due and payable (except that in the case of an EVENT OF DEFAULT under 7.01(4) or 7.01(5) above, such acceleration shall be automatic), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any LOAN DOCUMENT to the contrary notwithstanding. The foregoing remedies are in addition to any and all other remedies available to the BANK under this AGREEMENT, the NOTE or any other LOAN DOCUMENT, at law, or in equity.
ARTICLE VIII
MISCELLANEOUS
SECTION 8.01.    INDEMNITY. The BORROWER hereby agrees to indemnify, defend, reimburse and hold harmless the BANK and each of its affiliates, and all the directors, officers, employees, agents, legal counsel and advisors of the BANK (each, an "INDEMNIFIED PARTY") from and against all claims, actions, proceedings, suits, damages, losses, liabilities, costs and expenses, including the fees and out-of-pocket expenses of one firm of counsel for all such INDEMNIFIED PARTIES, taken as a whole, and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such INDEMNIFIED PARTIES, taken as a whole (and, in the case of an actual or perceived conflict of interest where the INDEMNIFIED PARTY affected by such conflict informs the BORROWER of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected INDEMNIFIED PARTY and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected INDEMNIFIED PARTY), which may be incurred by or asserted against any INDEMNIFIED PARTY in connection with, or arising out of, or relating to any LOAN (or the use or proposed use of the proceeds therefrom), any transaction or proposed transaction (whether or not consummated), contemplated by this AGREEMENT or any LOAN DOCUMENT (other than any TAXES); provided that such indemnity shall not, as to any INDEMNIFIED PARTY, be available to the extent that such claim, action, proceeding, suit, damage, loss, liability, cost or expense (a) is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence, bad faith or wilful misconduct of such INDEMNIFIED PARTY or (ii) a claim brought by the BORROWER against such INDEMNIFIED PARTY for material breach in bad faith of such INDEMNIFIED PARTY'S obligations hereunder or (b) results from a proceeding that does not involve an act by the BORROWER or any of its AFFILIATES and that is brought by an INDEMNIFIED PARTY against any other INDEMNIFIED PARTY. This SECTION 8.01 shall not apply with respect to taxes other than any taxes that represent losses, claims or damages arising from any non-tax claim.
SECTION 8.02.    SUCCESSORS AND ASSIGNS; ASSIGNMENTS; PARTICIPATIONS. This AGREEMENT shall be binding upon and inure to the benefit of the BORROWER and the BANK and their respective successors and assigns, except that (a) the BORROWER may not assign or transfer any of its rights or obligations under any LOAN DOCUMENT without the prior written consent of the BANK and (b) the BANK may not assign or transfer to any other PERSON all or part of the CREDIT LINE or the indebtedness of the BORROWER outstanding under this AGREEMENT and/or any LOAN DOCUMENT without the prior written consent of the BORROWER (such consent not to be unreasonably withheld or delayed); provided that (i) no such consent of the BORROWER shall be required under this clause (b) if an EVENT OF DEFAULT has occurred and is continuing at the time of such assignment and (ii) no such assignment under this clause (b) may be made to (A) a natural person or (B) a DISQUALIFIED INSTITUTION. Subject to the immediately preceding sentence, in the event that the BANK sells or grant participations in all or part of the CREDIT LINE, the BANK shall, acting solely for this purpose as a non-fiduciary agent of the BORROWER, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant's interest in the CREDIT LINE or other obligations under this AGREEMENT or the LOAN DOCUMENTS sufficient to establish that the LOANS hereunder are in registered form for U.S. federal income tax purposes.
SECTION 8.03.    ENTIRE AGREEMENT. This AGREEMENT and the LOAN DOCUMENTS integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings with respect to the subject matter hereof.
SECTION 8.04.    COUNTERPARTS. This AGREEMENT and any amendments, waivers, consents or supplements may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.

SECTION 8.05.    AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any LOAN DOCUMENT to which the BORROWER is a party, nor consent to any departure by the BORROWER from any such provision, shall in any event be effective unless the same shall be in writing and signed by each of the BANK and the BORROWER, and then such amendment, modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.
SECTION 8.06.    NOTICES, ETC. All notices and other communications provided for under this AGREEMENT shall be in writing, delivered in person, or sent by overnight courier, first class mail (postage prepaid), email or fax to:
If to the BORROWER:    WestRock Company
504 Thrasher Street, N.W.
Norcross, GA 30071-1956
Attention:    Chief Financial Officer
Telephone:    (678) 291-7700
Fax:    (770) 263-3582
With a copy to:
Attention:     General Counsel
Telephone:    (678) 291-7456
Fax:    (770) 263-3582
If to the BANK:        The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas
New York, New York 10020-1104
Attention:    Mark Marron
Telephone:    212-782-4337
Fax:    212-782-6445
Email:    mmarron@us.mufg.jp
With copies to:
Attention:    Candice Columbres, Counsel
Telephone:    212-782-4624
Email:    ccolumbres@us.mufg.jp

or at such other address as shall be designated by either party in a written notice to the other party complying as to delivery with the terms of this SECTION 8.06. All such notices and communications shall be effective when deposited in the mails or faxed or emailed, as applicable, except that notices to the BANK pursuant to the provisions of ARTICLE II hereof shall be effective when received by the BANK.
SECTION 8.07.    NO WAIVER; REMEDIES. No failure on the part of the BANK to exercise, and no delay in exercising, any right, power, or remedy under any LOAN DOCUMENT shall operate as waiver thereof; nor shall any single or partial exercise of any right under any LOAN DOCUMENT preclude any other or further exercise thereof or exercise of any other right. The remedies provided in the LOAN DOCUMENTS are cumulative and not exclusive of any remedies provided by law.
SECTION 8.08.    COSTS, EXPENSES, AND TAXES. The BORROWER hereby agrees to pay on demand all reasonable, documented out-of-pocket costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of any of the LOAN DOCUMENTS, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the BANK, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the BANK as to its rights and responsibilities under any of the LOAN

DOCUMENTS, and all reasonable, documented out-of-pocket costs and expenses, if any, in connection with enforcement of any of the LOAN DOCUMENTS, including, without limitation, "work‑out," insolvency or bankruptcy proceedings. In addition, without duplication of SECTION 8.09, the BORROWER shall pay any and all stamp and other TAXES and fees payable or reasonably determined to be payable in connection with the execution, delivery, filing, and recording of any of the LOAN DOCUMENTS and the other documents to be delivered under any of the LOAN DOCUMENTS other than any TAXES imposed as a result of an assignment of the LOAN or CREDIT LINE ("OTHER TAXES"), and agrees to save the BANK harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such OTHER TAXES.
SECTION 8.09.    DEDUCTIONS. All payments by any LOAN PARTY to the BANK under this AGREEMENT or under any LOAN DOCUMENT are to be made net and free of any and all TAXES (except for TAXES based upon the overall net income of the BANK)of any nature now or hereafter imposed, except as required by applicable law. If any TAX is, by law, required to be made from any payment hereunder and such TAX is an INDEMNIFIED TAX, then the applicable LOAN PARTY shall pay to the BANK such additional amount as will result in receipt by the BANK of a net amount equal to the amount the BANK would have received hereunder had no such TAX been required. In such event the applicable LOAN PARTY shall, as soon as practical, deliver to the BANK a receipt issued by the relevant taxing authority evidencing the amount of such TAX and its payment. If the applicable LOAN PARTY is required to pay an additional amount on account of any such TAX, the BORROWER shall have the right, on not less than three BUSINESS DAYS' prior written notice to the BANK, to repay the applicable LOAN.
SECTION 8.10.    RIGHT OF SET OFF. Upon the occurrence and during the continuance of any EVENT OF DEFAULT the BANK is hereby authorized at any time and from time to time, without notice to the BORROWER (any such notice being expressly waived by the BORROWER), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing by the BANK to or for the credit or the account of the BORROWER against any and all of the obligations of the BORROWER now or hereafter existing under the AGREEMENT or the NOTE or any other LOAN DOCUMENT, irrespective of whether or not the BANK shall have made any demand under this AGREEMENT or such other LOAN DOCUMENT and although such obligations may be unmatured. The BANK agrees promptly to notify the BORROWER after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of the BANK under this SECTION 8.10 are in addition to other rights and remedies (including, without limitation, other rights of set off) which the BANK may have.
SECTION 8.11.    GOVERNING LAW; CONSENT TO JURISDICTION. This AGREEMENT and the NOTE shall be governed by and construed in accordance with the laws of the State of New York. Any legal action or proceedings with respect to this AGREEMENT against the BORROWER may be brought in the courts of the United States of America or the State of New York as the BANK may elect, and, by execution and delivery of this AGREEMENT, the BORROWER hereby (i) accepts for itself, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, (ii) irrevocably agrees to be bound by any judgment of any such court with respect to this AGREEMENT or the NOTE and (iii) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceedings with respect to this AGREEMENT brought in any court of the United States of America or the State of New York located in the City of New York, and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. In the case of the courts of the United States of America and State of New York the BORROWER hereby agrees to receive service of process in any legal action or proceedings with respect to this AGREEMENT at its offices set forth in SECTION 8.06. Nothing herein shall affect the right to serve process in any other manner permitted by the law. The BORROWER hereby agrees that the mailing of such process to the BORROWER shall be deemed personal service and accepted by the BORROWER for any legal action or proceedings with respect to this AGREEMENT.
SECTION 8.12.    SEVERABILITY OF PROVISIONS. Any provision of any LOAN DOCUMENT which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such LOAN DOCUMENT or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 8.13.    HEADINGS. ARTICLE and SECTION headings in this AGREEMENT are for the convenience of reference only and shall not constitute a part of the applicable LOAN DOCUMENTS for any other purpose.
SECTION 8.14.    WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER MUTUALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.
SECTION 8.15.    PATRIOT ACT. The BANK hereby notifies the BORROWER that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56) (the "ACT"), it is required to obtain, verify and record information that identifies the BORROWER and each GUARANTOR, which information includes the name and address of the BORROWER and each GUARANTOR and other information that will allow the BANK to identify the BORROWER and each GUARANTOR in accordance with the ACT.
SECTION 8.16.    FORMS. If the BANK (or any successor or assign of the BANK) is entitled to an exemption from or reduction of withholding TAX with respect to any payments made under this AGREEMENT or the LOAN DOCUMENTS, at the time or times reasonably requested by any LOAN PARTY, the BANK (or any such successor or assign of the BANK) will deliver to such LOAN PARTY such properly completed and executed documentation reasonably requested by such LOAN PARTY as will permit such payments to be made without withholding or at a reduced rate of withholding (including, with respect to the BANK, Internal Revenue Service Form W-8ECI).
SECTION 8.17.     MITIGATION. If the BANK (or any successor or assign of the BANK) requests compensation under SECTION 2.06, or if any LOAN PARTY is required to pay any INDEMNIFIED TAXES or additional amounts to the BANK or any GOVERNMENTAL AUTHORITY for the account of the BANK (or any successor or assign of the BANK) pursuant to SECTION 8.09, then such PERSON will use reasonable efforts to designate a different lending office for funding or booking its commitments hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such PERSON, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 2.06 or 8.09, as the case may be, in the future and (ii) would not subject such PERSON to any unreimbursed cost or expense and would not otherwise be disadvantageous to such PERSON. The BORROWER hereby agrees to pay all reasonable costs and expenses incurred by any such PERSON in connection with any such designation or assignment.
SECTION 8.18.    GUARANTY MATTERS. If any GUARANTOR is released from its guaranty obligation under the PRO RATA CREDIT AGREEMENT in accordance with Section 8.10 of the PRO RATA CREDIT AGREEMENT, then such GUARANTOR's obligations under the GUARANTEE shall be automatically released. In connection with a release of a GUARANTOR pursuant to this SECTION 8.18, the BANK shall promptly execute and deliver to the BORROWER all documents that the BORROWER shall reasonably request to evidence such release.
IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective officers thereunto duly authorized, as of the date first above written.
WESTROCK COMPANY

By:    /s/     John Stakel
Name:     John Stakel
Title:        SVP/Treasurer

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:    /s/     Stephen Hall
Name:     Stephen Hall
Title:        Director

EXHIBIT "A"

UNCOMMITTED AND REVOLVING CREDIT NOTE

US$100,000,000.00 (maximum amount)	February 11, 2016

FOR VALUE RECEIVED, the undersigned WESTROCK COMPANY (the "BORROWER"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. (the "BANK"), the principal sum of ONE HUNDRED MILLION DOLLARS (US$100,000,000.00) or, if less, the aggregate unpaid principal amount of all LOANS made to the BORROWER pursuant to the LINE AGREEMENT referred to below, together with interest on the unpaid principal amount of each LOAN from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the LINE AGREEMENT, the provisions of which are incorporated by reference in this NOTE.
The BANK shall record the date and amount of each LOAN made, the APPLICABLE INTEREST RATE, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, on the schedule attached to this NOTE or any similar form designated by the BANK in its sole and absolute discretion from time to time, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded (absent manifest error); provided that the BANK's failure so to record shall not limit or otherwise affect the obligations of the BORROWER hereunder and under the LINE AGREEMENT to repay the principal of and interest on the LOANS.
Both principal and interest are payable in the currency of the LOAN and in immediately available funds to the BANK at 1251 Avenue of the Americas, or at such other place as may be designated in writing by the holder of this NOTE.
This promissory note is the NOTE referred to in, and is subject to and entitled to the benefits of, the UNCOMMITTED AND REVOLVING CREDIT LINE AGREEMENT dated as of February ___, 2016 between the BORROWER and the BANK (as amended, modified, renewed or extended from time to time, the "LINE AGREEMENT"). Capitalized terms used herein shall have the respective meanings assigned to them in the LINE AGREEMENT.
The LINE AGREEMENT provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
WESTROCK COMPANY

By:    /s/     John Stakel
Name:     John Stakel
Title:        SVP/Treasurer

SCHEDULE TO
UNCOMMITTED AND REVOLVING CREDIT NOTE

BORROWER:    WESTROCK COMPANY
LINE AMOUNT:    US$100,000,000.00

Date	Bank's Reference Number	Amount of Loan	Due Date	Applicable Interest Rate	Amount of Principal Paid	Unpaid Balance of Note	Notation Made By: